UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 17, 2008
Date of Report (Date of earliest event reported)

EXPLORATION DRILLING INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-50459	98-0396733
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

Mendelstrasse 11, Technologiehof,
D-48149, Muenster, Germany
(Address of principal executive offices)		(Zip Code)

0049-2364-604428
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02           DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On October 17, 2008, Exploration Drilling International Inc. (the “Company”) granted options to acquire an aggregate of 500,000 shares of the Company’s common stock under the Company’s 2008 Stock Option Plan (the “2008 Plan”) to John Boschert, the Company’s Secretary. The options granted to Mr. Boschert are exercisable immediately at a price of $0.11 per share, and expire 5 years after the grant date.

In addition to the options granted to Mr. Boschert, the Company granted options to acquire an additional 1,675,000 shares of the Company’s common stock under the 2008 Plan to various consultants of the Company. See Item 8 – Other Events.

SECTION 8 – OTHER EVENTS

ITEM 8.01           OTHER EVENTS

On October 17, 2008, Exploration Drilling International Inc. (the “Company”) granted options to acquire an aggregate of 1,675,000 shares of the Company’s common stock under the Company’s 2008 Stock Option Plan (the “2008 Plan”) to various consultants of the Company. The options are exercisable at a price of $0.11 per share, and expire 5 years after the options vest. 1,475,000 of the options granted may be exercised immediately. The remaining 200,000 options granted vest on August 1, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPLORATION DRILLING INTERNATIONAL INC.

Date: October 24, 2008
	By:	/s/ John Boschert

JOHN BOSCHERT
Secretary